                                                                EXHIBIT 10(f)



                 SECOND AMENDMENT TO LOAN AGREEMENT AND TERM AND
                        REVOLVING CREDIT PROMISSORY NOTE


         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND TERM AND REVOLVING CREDIT PROMISSORY NOTE ("Second Amended Agreement") is entered into as of the 15th day of October, 1996, by and among ZANTE, INC., a Nevada corporation ("Borrower"), THE SANDS REGENT, a Nevada corporation ("Sands Regent") and WELLS FARGO BANK, National Association and THE SUMITOMO BANK, LIMITED (collectively the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

                                R_E_C_I_T_A_L_S:

         WHEREAS:

         A. On or about March 31, 1993, First Interstate Bank of Nevada, National Association ("FINV"), First Interstate Bank of California ("FICAL") and The Daiwa Bank, Limited (hereinafter "Daiwa" and together with FINV and FICAL collectively referred to as the "Closing Lenders") entered into a Loan Agreement (hereinafter referred to as the "Original Loan Agreement") with Borrower under the terms of which, among other things, the Closing Lenders agreed to loan to Borrower a principal sum not to exceed Twenty-Three Million Six Hundred Nine Thousand Five Hundred Sixteen Dollars ($23,609,516.00) as evidenced by a Term and Revolving Credit Promissory Note of even date therewith (as amended, the "Original Note").

         B. On or about January 26, 1994, FINV acquired all interest of FICAL in and to the Loan pursuant to that certain Assignment and Assumption Agreement for Participation Interest in Loan of even date therewith.

         C. On or about June 27, 1994, FINV and Daiwa entered into a First Amendment to Loan Agreement with Borrower (the "First Amendment to Loan Agreement", and together with the Original Loan Agreement, the "Existing Loan Agreement"), under the terms of which, among other things, the financial covenants set forth by Section 5.14 of the Original Loan Agreement were modified.

         D. The Sumitomo Bank, Ltd. acquired the interest of Daiwa by Assignment and Assumption Agreement for Participation in Loan dated as of February 2, 1996. Wells Fargo Bank, National Association, is the successor by merger to First Interstate Bank of Nevada, National Association.

         E. Borrower and Lenders desire to amend the Existing Loan Agreement and Original Note for the purpose of: (i) waiving certain financial covenant non-compliance for the Fiscal Quarters more particularly hereinafter described,
(ii) amending certain financial covenants effective as of the Fiscal Quarter ending September 30, 1996, (iii) requiring principal prepayment as hereinafter described and amending the Scheduled Maximum Principal Amount schedule attached as Exhibit A to the Note, and (iv) prohibiting Distributions by Borrower to Sands Regent.

         F. Banks have agreed to the amendments and modifications to the Existing Loan Agreement and Note set forth in Recital Paragraph E hereinabove on the terms and conditions more particularly hereinafter described.

         G. In this Second Amended Agreement all capitalized words and terms not otherwise defined or redefined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Loan Agreement and any reference to a provision of the Existing Loan Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the parties hereto do agree to amend the Existing Loan Agreement and Original Note by substituting the amended terms and provisions as hereinafter set forth, which amended terms shall be deemed effective as of the Second Amendment Effective Date, unless otherwise specifically provided, as follows:

         1. Additional/Amended Definitions. Section 1.01 of the Existing Loan Agreement entitled "Definitions" shall be amended by the following additions and modifications to the definitions set forth hereinbelow which shall supersede and restate, where previously defined, the applicable definition as originally set forth in the Existing Loan Agreement:

         "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures

(whether paid in cash or accrued as liabilities during that period and including capitalized lease liabilities) by the Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the consolidated balance sheet of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of (a) the gross amount of such purchase price less
(b) the cash proceeds or trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

         "Closing Lenders" shall have the meaning ascribed to such term in Recital Paragraph A of the Second Amended Agreement.

         "Distributions" shall mean and collectively refer to any and all cash dividends, loans, management fees, payments, advances, stock redemptions or repurchases or other distributions, fees or compensation of any kind or character whatsoever made by Borrower to Sands Regent.

         "Existing Loan Agreement" shall have the meaning ascribed to such term in Recital Paragraph C of the Second Amended Agreement.

         "First Amendment to Loan Agreement" shall have the meaning ascribed to such term in Recital Paragraph C of the Second Amended Agreement.

         "Loan Agreement" shall mean the Existing Loan Agreement as amended by the Second Amended Agreement, as such instrument may hereafter be amended, modified, renewed or restated.

         "Note" shall mean the Original Note as amended by the Second Amended Agreement as such instrument may hereafter be amended, modified, renewed or restated.

         "Original Loan Agreement" shall have the meaning ascribed to such term in Recital Paragraph A of the Second Amended Agreement.

         "Original Note" shall have the meaning ascribed to such term in Recital Paragraph A of the Second Amended Agreement.

         "Scheduled Maximum Principal Amount" shall mean the maximum principal amount which may be outstanding and unpaid as of any date of determination as set forth on the schedule setting forth the dates and Scheduled Maximum Principal Amount which may be outstanding and unpaid on the Note as of and subsequent to the Second Amendment Effective Date, a copy of which schedule of Scheduled Maximum Principal Amount is marked "Exhibit A", affixed to the Second Amended Agreement and by this reference incorporated herein and made a part hereof, which schedule of Scheduled Maximum Principal Amount shall, as of the Second Amendment Effective Date, fully restate and supersede the schedule of Scheduled Maximum Principal Amount attached as Exhibit A to the Original Note.

         "Second Amended Agreement" shall mean the Second Amendment to Loan Agreement and Term and Revolving Credit Promissory Note dated as of October 15, 1996, executed by and among Borrower, Sands Regent and Banks.

         "Second Amendment Effective Date" shall mean September 30, 1996, subject to the satisfaction of each of the Conditions Precedent set forth in Paragraph 9 of the Second Amended Agreement.

         "Second Amendment Execution Date" shall mean the date as of which the Second Amended Agreement has been executed by Borrower, Sands Regent and each of the Banks.

         2. Compliance Waiver and Amendment of Fixed Charge Coverage Ratio. Effective as of June 30, 1996, Borrower's compliance with the Fixed Charge Coverage Ratio as set forth in Section 5.14(b) of the Original Loan Agreement, as restated by Section 5.14(c) of the First Amendment to Loan Agreement, is hereby waived for the Fiscal Quarter ended June 30, 1996. Furthermore, as of the Second Amendment Effective Date, Section 5.14(b) of the Original Loan Agreement, as restated by Section 5.14(c) of the First Amendment to Loan Agreement, shall be and is hereby fully amended and restated in its entirety as follows:

         "Section 5.14(c). Commencing as of the Second Amendment Effective Date, Borrower shall maintain a minimum Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter, calculated on a cumulative basis with respect to each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis, in accordance with the following schedule:



                                                               FIXED CHARGE
FISCAL QUARTER END                                            COVERAGE RATIO
===============================================================================
As of the Fiscal Quarters
ending on September 30, 1996
and December 31, 1996                                          0.65 to 1.00

As of the Fiscal Quarter
ending on March 31, 1997                                       0.75 to 1.00

As of the Fiscal Quarter
ending on June 30, 1997                                        1.00 to 1.00

As of the Fiscal Quarter
ending on September 30, 1997
and as of the end of each
Fiscal Quarter through the
Maturity Date                                                  1.50 to 1.00"



         3. Compliance Waiver of Adjusted Fixed Charged Coverage Ratio. Effective as of June 30, 1996, Banks hereby waive compliance with the provisions of the Adjusted Fixed Charge Coverage Ratio set forth in Section 5.14(d) of the First Amendment to Loan Agreement for the Fiscal Quarter ending on June 30, 1996 through the Fiscal Quarter ending June 30, 1997. Borrower acknowledges and agrees that Banks are entitled to require strict compliance with Section 5.14(d) as set forth in the First Amendment to Loan Agreement as of the Fiscal Quarter ending September 30, 1997 as well as each Fiscal Quarter thereafter occurring through the Maturity Date.

         4. Waiver and Amendment of Maximum Capital Expenditure Requirement. Effective as of June 30,1996, the limitation imposed on Capital Expenditures as set forth in Section 5.14(a) of the Original Loan Agreement, as restated by
Section 5.14(a) of the First Amendment to Loan Agreement, shall be and is hereby waived for the Fiscal Year ended June 30, 1996. Furthermore, Section 5.14(a) as set forth in the Original Loan Agreement, as restated by Section 5.14(a) of the

First Amendment to Loan Agreement, shall be and is hereby further amended and restated in its entirety as follows:

               "Section 5.14(a). Notwithstanding the provisions contained in
         Section 5.03, the Borrower shall not, without the prior written consent of Lenders, make Capital Expenditures or acquire additional fixed assets or equipment or enter into capital leases in an aggregate amount during any applicable Fiscal Year, which exceeds: (i) Three Million Four Hundred Thousand Dollars ($3,400,000.00) for the Fiscal Year ending June 30, 1997, or (ii) five percent (5%) of its gross revenues for its then most recently completed prior Fiscal Year for each Fiscal Year ending on and after June 30, 1998 through the Maturity Date."

         5. Restatement of Dividend Restriction and Substitution of Distribution Prohibition. Section 5.14(e) of the Original Loan Agreement, as restated by
Section 5.14(g) of the First Amendment to Loan Agreement, shall be and is hereby amended, restated and superseded in its entirety as follows for the period commencing on the Second Amendment Effective Date through June 30, 1997:

               "Section 5.14(g). Borrower shall not make or advance Distributions of any kind or character whatsoever to Sands Regent without the prior written consent of Lenders."

         Subsequent to June 30, 1997, Section 5.14(g) shall read and provide as set forth in the First Amendment to Loan Agreement.

         6. Modification of Scheduled Maximum Principal Amounts. As of the Second Amendment Effective Date, the Scheduled Maximum Principal Amount schedule attached as Exhibit A to the Original Note shall be restated and superseded in its entirety by the Scheduled Maximum Principal Amount schedule marked "Exhibit A", affixed to the Second Amended Agreement and by this reference incorporated herein and made a part hereof.

         7. Consent of and Guaranty Affirmation by Sands Regent. Sands Regent joins in execution of this Second





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



Amended Agreement for the purpose of: (i) evidencing its consent and agreement to the terms and conditions set forth herein, (ii) acknowledging that all references in the Sands Regent Guaranty to the "Loan Agreement" and "Note" shall include the Existing Loan Agreement and Original Note as amended hereby and
(iii) ratifying, confirming and reaffirming the Sands Regent Guaranty in all respects as being fully applicable to and unconditionally guaranteeing the prompt and full payment and performance of the Loan Agreement and the Note.

         8. Amendment Fee. On or before the Second Amendment Effective Date, Borrower shall pay to Agent Bank for the benefit of Lenders a non-refundable fee (the "Second Amendment Fee") in the amount of Fifty-Four Thousand Eight Hundred Seventy-Five Dollars ($54,875.00) to be promptly distributed by Agent Bank to Lenders in proportion to their respective Participation Interests in the Loan.

         9. Conditions Precedent to Second Amendment Effective Date. The occurrence of the Second Amendment Effective Date is subject to Agent Bank having received the following documents, in each case in a form and substance reasonably satisfactory to Lenders:

            a. Execution and delivery by each of the Borrower, Sands Regent and Banks of four (4) counterpart originals of the Second Amended Agreement.

            b. Delivery to Agent Bank of a copy of a corporate resolution for each of the Borrower and Sands Regent authorizing the execution and delivery of this Second Amended Agreement and each document, agreement and instrument to be executed and delivered by Borrower and/or Sands Regent in connection herewith.

            c. Payment by Borrower and receipt by Agent Bank of the Second Amendment Fee on or before the Second Amendment Execution Date;

            d. Payment by Borrower and receipt by Agent Bank of a principal reduction payment in the amount of Four Million Five Hundred Seventy-Eight Thousand Dollars ($4,578,000.00) or such other amount as may be necessary to reduce the outstanding unpaid principal of the Loan to be no greater than Ten Million Nine Hundred Seventy-Five Thousand Dollars ($10,975,000.00) as of the Second Amendment Execution Date.



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




            e. Reimbursement to Agent Bank by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Second Amended Loan Agreement, including, but not limited to, reasonable attorneys' fees of Henderson & Nelson, and all other like expenses remaining unpaid as of the Second Amendment Execution Date; and

            f. Such other documents, instruments or conditions as may reasonably be required by Lenders.

         10. Representations and Warranties. To induce Banks to enter into this Second Amended Agreement, Borrower hereby: (i) ratifies and reaffirms the representations and warranties set forth in Article IV of the Existing Loan Agreement; (ii) warrants and represents that each such representation and warranty shall be true and correct as of the Second Amendment Execution Date, other than representations and warranties which expressly speak as of a different date which shall be true and correct as of such date; and (iii) represents and warrants that, as of the Second Amendment Execution Date, after giving effect to the waivers and amendments set forth in the Second Amended Agreement, no Event of Default or event with which the giving of notice or passage of time would constitute an Event of Default has occurred and remains continuing.

         11. No Other Changes. That all of the other terms and provisions of the Existing Loan Agreement and Original Note shall remain unchanged and in full force and effect except as specifically modified herein.

         12. Entire Agreement. The Existing Loan Agreement and Original Note as modified by this Second Amended Agreement together with the other Loan Documents constitute the entire agreement between the parties and supersedes all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by Banks to Borrower and/or Sands Regent and any negotiations, discussions or commitments for the lending or advance of any funds or monies other than as specifically set forth in the Existing Loan Agreement and Original Note, as amended by the Second Amended Agreement. Neither the Existing Loan Agreement or the Original Note, as modified hereby, nor any provision therein, or herein, may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         13. Counterpart. This Second Amended Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

         14. Additional/Replacement Exhibits Attached. The following replacement Schedules and Exhibits are attached hereto and incorporated herein and made a part of the Loan Agreement as follows:

        Exhibit A -   Scheduled Maximum Principal
                      Amount schedule

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing Second Amended Agreement as of the day and year first above written.

LENDERS:                                               BORROWER:

WELLS FARGO BANK, National Association,                ZANTE, INC.,
successor by  merger to FIRST INTERSTATE               a Nevada corporation
BANK OF NEVADA, National Association,
Agent Bank and Lender                                  By /s/ DAVID R. WOOD
                                                          ---------------------
                                                          David R. Wood,
                                                          Treasurer
By /s/ ROB MEDEIROS
  --------------------------
  Rob Medeiros,                                        SANDS REGENT,
  Vice President                                       a Nevada corporation

THE SUMITOMO BANK, LIMITED,
Lender                                                 By /s/ DAVID R. WOOD
                                                          ---------------------
                                                          David R. Wood,
                                                          Treasurer
By /s/ DAVID M. LAWRENCE
   -------------------------

Name David M. Lawrence
     -----------------------


Title Vice President &
      Manager
      ----------------------

By /s/ BRADFORD E. CHAMBERS
   -------------------------

Name Bradford E. Chambers
     -----------------------

Title Vice President
      ----------------------

                       SCHEDULED MAXIMUM PRINCIPAL AMOUNT
                       ----------------------------------


=============================================================================
                                                               SCHEDULED
                                                                MAXIMUM
                                         AMOUNT OF             PRINCIPAL
DATE OF DETERMINATION                    REDUCTION              AMOUNT
=============================================================================
04-01-96 to Second Amendment                    -0-           $15,553,000
Effective Date
-----------------------------------------------------------------------------
Second Amendment Effective              $4,578,000            $10,975,000
Date to 09-30-97
-----------------------------------------------------------------------------
10-01-97 to 03-31-98                    $1,793,000            $ 9,182,0000
-----------------------------------------------------------------------------
04-01-98 to 09-30-98                    $1,884,000            $ 7,298,000
-----------------------------------------------------------------------------
10-01-98 to 03-31-99                    $1,980,000            $ 5,318,000
-----------------------------------------------------------------------------
04-10-99 to 09-30-99                    $2,081,000            $ 3,237,000
-----------------------------------------------------------------------------
10-01-99 to date immediately            $2,188,000            $ 1,049,000
preceding Maturity Date
-----------------------------------------------------------------------------
Maturity Date                           $1,049,000                      -0-
                                                                   (All
                                                                outstanding
                                                                sums fully
                                                                   due)

=============================================================================



                                  EXHIBIT "A"
                       TO SECOND AMENDED AGREEMENT AND TO
                   TERM AND REVOLVING CREDIT PROMISSORY NOTE